   As filed with the Securities and Exchange Commission on May 23, 2001

                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              LTC HEALTHCARE, INC.
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)


                       NEVADA                              91-1895305
           (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           300 Esplanade Drive, Suite 1865
                 Oxnard, California                           93030
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                              ---------------------

                              LTC HEALTHCARE, INC.
                         1998 EQUITY PARTICIPATION PLAN
                            (FULL TITLE OF THE PLAN)

                              ---------------------

                              ANDRE C. DIMITRIADIS
                      Chairman and Chief Executive Officer
                         300 Esplanade Drive, Suite 1865
                            Oxnard, California 93030
                                 (805) 981-8655
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              ---------------------

                                   COPIES TO:

                            Stephen D. Silbert, Esq.
         Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
                      2121 Avenue of the Stars, 18th Floor
                              Los Angeles, CA 90067
                                 (310) 553-3000

                              ---------------------


                                          CALCULATION OF REGISTRATION FEE
------------------------------ ------------------- ----------------------- ----------------------- -----------------

   Title of Each Class of       Amount of Shares      Proposed Maximum        Proposed Maximum        Amount of
 Securities to be Registered    to be Registered     Offering Price Per      Aggregate Offering    Registration Fee
                                                          Share(1)                Price(2)
------------------------------ ------------------- ----------------------- ----------------------- -----------------
Common Stock                   500,000 shares            $     .70               $ 350,000            $   87.50
$0.01 par value
------------------------------ ------------------- ----------------------- ----------------------- -----------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933 and is based on the average of the high and low prices reported on the OTC Bulletin Board on May 22, 2001.

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by LTC Healthcare, Inc., a Nevada corporation (the "Company" and the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

         (a) The Annual Report of the Company on Form 10-K/A for its fiscal year ended December 31, 2000;

         (b) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


                                       2-

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation ("Articles") provide that no officer or director will be personally liable to the Company or any stockholder for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of distributions in violation of Nevada Revised Statutes Section 78.300.

         Additionally, the Company's Bylaws limit the liability of its directors and officers (and, by action of the Company's Board of Directors, its employees and other persons) to the fullest extent permitted by Nevada law. If the Nevada law is subsequently amended to permit further limitation of personal liability of directors and officers, the liability of the Company's directors and officers will be eliminated or limited to the fullest extent permitted by Nevada law, as amended. Nevada law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This same permissible indemnification is not allowed as to any action or suit by or in the right of the Company if the person has been adjudged by a court (after exhaustion of all appeals) to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses, as the court deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issuer or matter therein, Nevada law requires that he must be indemnified by the Company against expenses, including attorney's fees, actually and reasonably incurred by him in connection with that defense.

         The Company Bylaws further provide that the Company may purchase and maintain insurance or make other financial arrangement for such indemnification and that such indemnification shall continue as to any indemnitee who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The Company currently maintains Directors and Officers liability insurance.


                                       3-

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Each of the following Exhibits is filed herewith:

         EXHIBIT NO.  DESCRIPTION
         -----------  -----------

         4.1          The Company's 1998 Equity Participation Plan (1)

         4.2          Amended and Restated Articles of Incorporation of the
                      Company (2)

         4.3          Bylaws of the Company (3)

         4.4          Specimen share certificate for Common Stock (4)

         5.1 Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

         23.1         Consent of Ernst & Young LLP

         23.2 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (included as part of Exhibit 5.1)

         24.1         Power of Attorney (included on page 8)
         -------------------

         (1) Filed as Annex III to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (2) Filed as Annex I to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (3) Filed as Annex II to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (4) Filed as exhibit number 4.1 to Registrant's Registration Statement on Form 10/A (Amendment No. 1) dated July 21, 1998 and incorporated herein by reference.


                                       4-

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change of the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       5-

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, suit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                       6-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California on the 23 day of May, 2001.

                                          LTC HEALTHCARE, INC.
                                          Registrant


                                          /s/ WENDY L. SIMPSON
                                          --------------------------------------
                                          Wendy L. Simpson
                                          Executive Vice President and Chief
                                          Financial Officer


                                       7-

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Andre C. Dimitriadis and Wendy L. Simpson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                                         DATE
---------                           -----                                         ----

/s/ ANDRE C. DIMITRIADIS            Chairman and Chief Executive Officer          May 23, 2001
--------------------------------    (Principal Executive Officer) and Director
Andre C. Dimitriadis


/s/ CHRISTOPHER T. ISHIKAWA         Executive Vice President, Chief Operating     May 23, 2001
--------------------------------    Officer and Director
Christopher T. Ishikawa


/s/ JAMES J. PIECZYNSKI             Chief Strategic Planning Officer              May 23, 2001
--------------------------------    and Director
James J. Pieczynski


/s/ STEVEN STUART                   Director                                      May 23, 2001
--------------------------------
Steven Stuart


/s/ BARY G. BAILEY                  Director                                      May 23, 2001
--------------------------------
Bary G. Bailey


                                       8-

                                INDEX TO EXHIBITS

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

         4.1          The Company's 1998 Equity Participation Plan (1)

         4.2          Amended and Restated Articles of Incorporation of the
                      Company (2)

         4.3          Bylaws of the Company (3)

         4.4          Specimen share certificate for Common Stock (4)

         5.1 Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

         23.1         Consent of Ernst & Young LLP

         23.2 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (included as part of Exhibit 5.1)

         24.1         Power of Attorney (included on page 8)
         -------------------

         (1) Filed as Annex III to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (2) Filed as Annex I to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (3) Filed as Annex II to Registrant's Registration Statement on Form 10/A (Amendment No. 4) dated September 9, 1998 and incorporated herein by reference.

         (4) Filed as exhibit number 4.1 to Registrant's Registration Statement on Form 10/A (Amendment No. 1) dated July 21, 1998 and incorporated herein by reference.

                                       9-